Exhibit 21.1

Subsidiaries of Group 1 Automotive, Inc.

Baron Development Company, LLC (KS)	Baron Leasehold, LLC (KS)	Bohn Holdings, Inc. (DE)

Bohn Holdings, LLC (DE)	Bohn Holdings-F, Inc. (DE)	Bohn-FII, LLC (DE)

Casa Chevrolet Inc. (NM)	Casa Chrysler Plymouth Jeep Inc. (NM)	Courtesy Ford, LLC (DE)

Chandlers Garage Holdings Limited (UK)	G1R Florida, LLC (DE)	GPI GA Liquidation, LLC (DE)

GPI SC Holdings, Inc. (DE)	GPI SC-TL, LLC (DE)	GPI, Ltd. (TX)

Group 1 Associates Holdings, LLC (DE)	Group 1 Associates, Inc. (DE)	Group 1 Automotive Reinsurance TWO, Ltd. (BWI)

Group 1 Automotive UK Limited (UK)	Group 1 FL Holdings, Inc. (DE)	Group 1 Funding, Inc. (DE)

Group 1 Holdings B.V. (Netherlands)	Group 1 Holdings-DC, L.L.C. (DE)	Group 1 Holdings-F, L.L.C. (DE)

Group 1 Holdings-GM, L.L.C. (DE)	Group 1 Holdings-H, L.L.C. (DE)	Group 1 Holdings-N, L.L.C. (DE)

Group 1 Holdings-S, L.L.C. (DE)	Group 1 Holdings-T, L.L.C. (DE)	Group 1 LP Interests-DC, Inc. (DE)

Howard Ford, Inc. (DE)	Ira Automotive Group, LLC (DE)	Ivory Auto Properties of South Carolina, LLC (SC)

Koons Ford, LLC (DE)	Maxwell Chrysler Dodge Jeep, Inc. (DE)	Mike Smith Autoplaza, Inc. (TX)

Mike Smith Autoplex, Inc. (TX)	Miller Automotive Group, Inc. (CA)	Miller Imports, Inc. (CA)

NY-FVII, Inc. (DE)	NY-SBII, Inc. (DE)	Prestige Chrysler Northwest, Inc. (DE)

Sunshine Buick Pontiac GMC Truck, Inc. (NM)	Tate CG, L.L.C. (MD)

Barons Farnborough Limited (UK) dba Barons Farnborough	Barons Hindhead Limited (UK) dba Barons Hindhead	Bob Howard Chevrolet, Inc. (OK) dba Bob Howard Chevrolet

Bob Howard Dodge, Inc. (OK) dba Bob Howard Chrysler-Jeep-Dodge	Bob Howard Nissan, Inc. (OK) dba Bob Howard Nissan	Chandlers Garage (Brighton) Limited (UK) dba Chandlers Brighton

Chandlers (Hailsham) Limited (UK) dba Chandlers Hailsham	Chandlers Garage Worthing Limited (UK) dba Chandlers Worthing	Chaperral Dodge, Inc. (DE) dba Dallas Dodge Chrysler Jeep

Danvers-N, Inc. (DE) dba Ira Nissan of Tewksbury	Danvers-NII, Inc. (DE) dba Ira Nissan Woburn	Danvers-SU, LLC (DE) dba Ira Subaru

Danvers-TL, Inc. (DE) dba Ira Lexus	GPI AL-N, Inc. (DE) dba Pat Peck Nissan	GPI AL-SB, LLC (DE) dba BMW of Mobile

GPI CA-DMII, Inc. (DE) dba Mercedes-Benz of Escondido	GPI CA-SV, Inc. (DE) dba Volkswagen Kearny Mesa	GPI CC, Inc. (DE) dba Group 1 Automotive Call Center

GPI FL-H, LLC dba Honda of Bay County	GPI FL-VW, LLC dba Volkswagen of Panama City	GPI GA-DM, Inc. (DE) dba Mercedes-Benz of Augusta

GPI KS-SH, Inc. dba Shawnee Mission Hyundai	GPI KS-SK, Inc. dba Shawnee Mission Kia	GPI LA-SH, LLC (DE) dba Bohn Hyundai

GPI MS-H, Inc. (DE) dba Pat Peck Honda	GPI MS-SK, Inc. (DE) dba Pat Peck Kia	GPI NH-TL, Inc. (DE) dba Lexus of Manchester

GPI SC, Inc. (DE) dba Sterling McCall Collision of Jersey Village	GPI SC-A, LLC (DE) dba Audi Columbia	GPI SC-SB, LLC (DE) dba BMW of Columbia

GPI SC-SBII, LLC (DE) dba Hilton Head BMW	GPI TX-EPGM, Inc. (DE) dba Shamaley Buick GMC	GPI TX-F, Inc. (DE) dba Shamaley Ford

Subsidiaries of Group 1 Automotive, Inc.

GPI TX-FII, Inc. (DE) dba Southwest Lincoln	GPI TX-HGM, Inc. (DE) dba David Taylor Cadillac Buick GMC	GPI TX-SV, Inc. (DE) dba Metro Volkswagen

GPI TX-SVII, Inc. (DE) dba Volkswagen of Beaumont	GPI TX-SVIII, Inc. (DE) dba Volkswagen of Alamo Heights	Howard-DCIII, LLC (DE) dba South Pointe Chrysler Jeep Dodge

Howard-H, Inc. (DE) dba Bob Howard Honda	Howard-HA, Inc. (DE) dba Bob Howard Acura	Howard-SB, Inc. (DE) dba BMW of Tulsa

Key Ford, LLC (DE) dba World Ford Pensacola	Kutz-N, Inc (DE) dba Courtesy Nissan	Maxwell-GMII, Inc. (DE) dba Freedom Chevrolet

Maxwell-N, Inc. (DE) dba Town North Nissan	Maxwell-NII, Inc. (DE) dba Round Rock Nissan	McCall-F, Inc. (DE) dba Sterling McCall Ford

McCall-H, Inc. (DE) dba Sterling McCall Honda	McCall-HA, Inc. (DE) dba Sterling McCall Acura	McCall-N, Inc. (DE) dba Sterling McCall Nissan

Mike Smith Automotive-H, Inc. (DE) dba Mike Smith Honda	Mike Smith Automotive-N, Inc. (TX) dba Mike Smith Nissan	Mike Smith Autoplex Dodge, Inc. (TX) dba Mike Smith Chrysler Jeep Dodge

Mike Smith Autoplex-German Imports, Inc. (TX) dba Mike Smith Mercedes-Benz	Miller Infiniti, Inc. dba Miller Infiniti	Miller Nissan, Inc. dba Miller Nissan

NJ-DM, Inc. (DE ) dba Mercedes-Benz of Freehold	NJ-H, Inc. (DE) dba Honda of Freehold	NJ-HA, Inc. (DE) dba Elite Acura

NJ-HAII, Inc. (DE) dba Boardwalk Acura	NJ-HII, Inc. (DE) dba Boardwalk Honda	NJ-SB, Inc. (DE) dba BMW of Atlantic City

NJ-SV, Inc. (DE) dba Volkswagen of Freehold	NY-DM, Inc. (DE) dba Mercedes-Benz of Massapequa	Rockwall Automotive-F, Inc. (DE) dba Rockwall Ford

Bob Howard Automotive-East, Inc. (OK) dba South Pointe Chevrolet South Pointe Truck Annex	Bob Howard Motors, Inc. (OK) dba Bob Howard Scion Bob Howard Toyota	Danvers-SB, Inc. (DE) dba BMW of Stratham Ira BMW of Stratham

GPI Atlanta-F, Inc. (GA) dba Stone Mountain Ford World Ford Stone Mountain	GPI CA-NIII, Inc. (DE) dba Miller’s Performance Nissan Performance Nissan	GPI CA-TII, Inc. (DE) dba Miller Scion of Anaheim Miller Toyota of Anaheim

GPI KS-SB, Inc. dba Baron BMW Baron MINI	GPI MD-SB, Inc. (DE) dba BMW of Annapolis MINI of Annapolis	GPI MS-N, Inc. (DE) dba Gulfport Used Car Outlet Pat Peck Nissan

GPI SC-T, LLC (DE) dba Scion of Rock Hill Toyota of Rock Hill	GPI TX-SBII, Inc. (DE) dba BMW of El Paso MINI of EL Paso	Harvey Ford, LLC (DE) dba Don Bohn Ford Don Bohn Superstore

Harvey GM, LLC (DE) dba Don Bohn Buick GMC Don Bohn Superstore	Lubbock Motors, Inc. (DE) dba The Credit Connection The Credit Connection of Amarillo	Lubbock Motors-SH, Inc. (DE) dba Gene Messer Hyundai Gene Messer Kia

Lubbock Motors-T, Inc. (DE) dba Gene Messer Scion Gene Messer Toyota	Maxwell Ford, Inc. (DE) dba Maxwell Ford Maxwell Ford Supercenter	McCall-TII, Inc. (DE) dba Fort Bend Scion Fort Bend Toyota

Subsidiaries of Group 1 Automotive, Inc.

Mike Smith Imports, Inc. (TX) dba BMW of Beaumont Mike Smith BMW	Millbro, Inc. (CA) dba Miller Honda - Culver City Miller Honda	Miller Family Company, Inc. (CA) dba Miller Honda Miller Honda - Van Nuys

Danvers-S, Inc. (DE) dba Ira Audi Ira Mazda Ira Porsche	Danvers-T, Inc. (DE) dba Ira Scion Ira Toyota Ira Toyota of Danvers	Danvers-TIII, Inc. (DE) dba Ira Scion III Ira Toyota III Ira Toyota of Milford

FMM, Inc. (CA) dba Miller Scion Miller Toyota - Culver City Miller Toyota	GPI Atlanta-T, Inc. (DE) dba World Scion World Toyota World Toyota Collision & Glass Center	GPI NH-T, Inc. (DE) dba Ira Lexus of Manchester Ira Scion of Manchester Ira Toyota of Manchester

Group 1 Realty, Inc. (DE) dba Group 1 Realty, Inc. of Delaware (LA) GPI Realty (MA) G1R New Hampshire (NH)	Harvey Operations-T, LLC (DE) dba Bohn Brothers Quality Select Used Cars Bohn Brothers Scion Bohn Brothers Toyota	Howard-GM, Inc. (DE) dba Bob Howard Buick GMC Bob Howard Collision Center Bob Howard GMC Truck

Jim Tidwell Ford, Inc. (DE) dba Group 1 Atlanta Group 1 Automotive - Southeast Region Jim Tidwell Ford	Lubbock Motors-GM, Inc. (DE) dba Gene Messer Accessories Gene Messer Chevrolet Gene Messer Chevrolet Collision Center	McCall-T, Inc. (DE) dba Sterling McCall Scion Sterling McCall Toyota West Region Management Group

NY-FV, Inc. (DE) dba Hassel Auto Group Hassel Volvo Hassel Volvo Glen Cove	NY-SB, Inc. (DE) dba Hassel Auto Group Hassel BMW Hassel MINI	Rockwall Automotive-DCD, Ltd. (TX) dba Rockwall Chrysler Jeep Rockwall Chrysler-Jeep Dodge Rockwall Dodge

GPI SAC-T, Inc. (DE) dba Folsom Lake Scion Folsom Lake Toyota Folsom Lake Toyota Collision Center Folsom Lake Used Car Outlet	Lubbock Motors-S, Inc. (DE) dba Gene Messer Kia Gene Messer Used Cars Gene Messer Value Lot Wolfforth Gene Messer Volkswagen	Miller-DM, Inc. (DE) dba Beverly Hills, Ltd. Mercedes-Benz of Beverly Hills Miller’s Mercedes-Benz of Beverly Hills smart center Beverly Hills

Danvers-TII, Inc. (DE) dba Ira Scion II Ira Scion of Tewksbury Ira Toyota II Ira Toyota II / Scion II Ira Toyota of Tewksbury	GPI SD-DC, Inc. (DE) dba Rancho Auto Group Rancho Chrysler Rancho Chrysler Jeep Dodge Rancho Dodge Rancho Jeep	Howard-GM II, Inc. (DE) dba Bob Howard PDC Howard Parts Distribution Center John Smicklas Chevrolet Smicklas Chevrolet Smicklas PDC

Lubbock Motors-F, Inc. (DE) dba Gene Messer Ford Gene Messer Ford Lincoln Gene Messer Lincoln Gene Messer Value Lot The Credit Connection	McCall-SB Inc. (DE) dba Advantage BMW Advantage BMW Midtown Advantage BMW of Clear Lake Advantage MINI of Clear Lake BMW of Clear Lake MINI of Clear Lake	McCall-TL, Inc. (DE) dba Lexus of Clear Lake SMR Auto Glass Sterling McCall Collision Center of Clear Lake Sterling McCall Lexus Sterling McCall Restoration Center

Advantagecars.com, Inc. (DE) dba Advantage Car Sales Advantage Cars Advantagecars Advantagecars.com Sterling McCall Fiat Sterling McCall Hyundai

Amarillo Motors-F, Inc. (DE)

dba

Gene Messer Ford

Gene Messer Ford Lincoln

Gene Messer Ford Lincoln and Mazda of Amarillo

Gene Messer Ford Lincoln of Amarillo

Gene Messer Ford of Amarillo

Gene Messer Ford Value Lot

Gene Messer Lincoln

Gene Messer Lincoln of Amarillo

Gene Messer Mazda

Gene Messer Mazda of Amarillo